Exhibit 32.1


                                 CANDIE'S, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Candie's Inc. (the
"Company") on Form 10-K for the period ending January 31, 2004 (the "Report"), I, Neil Cole, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Neil Cole
-------------------------------------
Neil Cole
President and Chief Executive Officer

May 13, 2004